SCHEDULE 14A INFORMATION
(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

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Checkthe appropriate box:

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

WOMEN FIRST HEALTHCARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WOMEN FIRST HEALTHCARE, INC.
12220 El Camino Real, Suite 400
San Diego, California 92130

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT

To the Stockholders of Women First HealthCare, Inc.:

Notice is hereby given that the Annual Meeting of the Stockholders of Women First HealthCare, Inc. (the “Company”) will be held on June 5, 2002, at 12:00 p.m. at the New York Palace Hotel, New York, New York, for the following purposes:

1.
To elect two directors for a three-year term to expire at the 2005 Annual Meeting of Stockholders. The present Board of Directors of the Company has nominated and recommends for election as director the following persons:

Edward F. Calesa
Dennis M. Jones

2.
To approve an amendment to the Women First HealthCare, Inc. 1998 Long-Term Incentive Plan (“1998 Plan”), which increases the number of shares of common stock available for issuance thereunder from 2,949,985 to 3,949,985 shares.

3.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002.

4.	To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 17, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

Accompanying this Notice is a Proxy. Whether or not you expect to be at the Annual Meeting, please sign and date the enclosed Proxy and return it promptly. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

/s/ CHARLES M. CAPORALE
Charles M. Caporale Vice President, Chief Financial Officer Treasurer and Secretary
San Diego, California
April 25, 2002

WOMEN FIRST HEALTHCARE, INC.
12220 El Camino Real, Suite 400
San Diego, California 92130

PROXY STATEMENT

The Board of Directors (the “Board”) of Women First HealthCare, Inc., a Delaware corporation (the “Company” or “Women First”), is soliciting the enclosed Proxy for use at the Annual Meeting of Stockholders of the Company to be held on June 5, 2002, at 12:00 p.m. at the New York Palace Hotel, New York, New York (the “Annual Meeting”), and at any adjournments thereof. This Proxy Statement will be first sent to stockholders on or about May 2, 2002.

All stockholders who find it convenient to do so are cordially invited to attend the meeting in person. In any event, please complete, sign, date and return the Proxy in the enclosed envelope.

A proxy may be revoked by written notice to the Secretary of the Company at any time prior to the voting of the proxy, or by executing a later proxy or by attending the meeting and voting in person. Unrevoked proxies will be voted in accordance with the instructions indicated in the proxies, or if there are no such instructions, such proxies will be voted for the election of the Board’s nominees for director, for the approval of the amendment of the 1998 Plan and for ratification of the Company’s auditors. Shares represented by proxies that reflect abstentions or include “broker non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and “broker non-votes” do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of “votes cast.”

Stockholders of record at the close of business on April 17, 2002 (the “Record Date”) will be entitled to vote at the meeting. As of that date, 22,804,593 shares of common stock, par value $.001 per share (“Common Stock”), were outstanding. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy at the Annual Meeting, constitutes a quorum. A plurality of the votes cast at the Annual Meeting is required to elect directors; and a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendment to the 1998 Plan and the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002.

The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and Proxy will be borne by the Company. In addition to soliciting proxies by mail, the Company’s officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, other custodians and nominees will forward proxy soliciting materials to their principals, and that the Company will reimburse such persons’ out-of-pocket expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board currently consists of five members. The Company’s Fourth Amended and Restated Certificate of Incorporation provides for the classification of the Board into three classes, as nearly equal in number as possible, with staggered terms of office and provides that upon the expiration of the term of office for a class of directors, nominees for such class shall be elected for a term of three years or until their successors are duly elected and qualified. At this meeting, two nominees for director are to be elected as Class III directors. The nominees are Edward F. Calesa and Dennis M. Jones, both members of the present Board. The Class I directors and the Class II director have one year and two years, respectively, remaining on their terms of office. If no contrary indication is made, Proxies in the accompanying form are to be voted for the Board’s nominees or, in the event either of such nominees is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who shall be designated by the Board to fill such vacancy.

Information Regarding Directors

The information set forth below as to the nominees for director has been furnished to the Company by the nominees:

Nominees for Election to the Board of Directors

For a Three-Year Term Expiring at the
2005 Annual Meeting of Stockholders

Name	Age	Present Position with the Company
Edward F. Calesa	60	President, Chief Executive Officer and Chairman of the Board
Dennis M. Jones	63	Director

Edward F. Calesa co-founded Women First in November 1996 and has served as a director since that time. Mr. Calesa has served as Chairman of the Board of Directors since December 1996. Mr. Calesa also served as Women First’s President and Chief Executive Officer from November 1996 to January 1998 and was reappointed President and Chief Executive Officer effective June 2000. Mr. Calesa has an extensive background in innovative health care marketing. In 1971, he co-founded and served as Chairman of the Board of Health Learning Systems Inc. During his tenure at Health Learning Systems, Mr. Calesa developed working relationships with many academic medical specialists and medical organizations, including the National Institutes of Health, National Board of Medical Examiners, Educational Testing Services, Washington Business Group on Health, and Voluntary Hospitals of America and numerous pharmaceutical companies. Mr. Calesa sold Health Learning Systems in December 1988 to WPP Group, plc. From January 1989 to November 1996, Mr. Calesa served as General Partner of an investment partnership, Calesa Associates. Mr. Calesa received an M.B.A. in marketing from Fairleigh Dickinson University and a B.A. in economics from Columbia College.

Dennis M. Jones has served as a director of Women First since July 2001. Mr. Jones founded Jones Pharma Incorporated in 1981 and served as its Chairman and Chief Executive Officer until August 2000, when the company was acquired by King Pharmaceuticals. Mr. Jones serves as a Trustee of the St. Louis College of Pharmacy and is a director of the Marine Corps Scholarship Foundation and of various charitable organizations in the St. Louis area. He is a 2001 Association for Corporate Growth International Award recipient and was named Entrepreneur of the Year in the National Health Care/Life Sciences in 1996. Mr. Jones received an Honorary Doctorate of Humanities from St. Louis University in 1998.

Members of the Board of Directors Continuing in Office

Term Expiring at the
2003 Annual Meeting of Stockholders

Name	Age	Present Position with the Company
Richard L. Rubin	72	Director
Michael T. Sember	52	Director

Richard L. Rubin, Ph.D. has served as a director of Women First since November 1996 and held the positions of Vice President from December 1996 to March 1998, Secretary from December 1996 to January 1997 and Treasurer from December 1996 to August 1997. Dr. Rubin is President of the Dedalus Foundation, Chairman of New Dimensions in Education and a Professor of Political Science and Public Policy at Swarthmore College. Since 1968, Dr. Rubin has served as a business and investment consultant for various companies. From 1963 to 1968, Dr. Rubin was the Director of Planning & Research for United Merchants & Manufacturers, Inc. In 1957, Dr. Rubin was appointed Chairman and Chief Executive Officer of Dorman Mills where he served until 1962. Dr. Rubin holds a Ph.D. in political science from Columbia University and a B.A. in economics from Brown University.

Michael T. Sember has served as a director of Women First since July 2001. He recently became President and Chief Operating Officer of Deltagen, Inc. He was formerly the Executive Vice President, Business Development for Elan Corporation, plc. Mr. Sember headed Elan’s New York business development unit since 1994 and was responsible for strategic partnerships and related investment activities. Mr. Sember was Vice President, Market Development for Elan from 1993 to 1994 and Vice President, Product Development, from 1991 to 1993. He has spent his entire career in the pharmaceutical industry in senior executive positions emphasizing corporate development. Prior to joining Elan in 1991, Mr. Sember was with Marion Merrell Dow, which today is part of Aventis S.A. He holds an M.B.A. from Rockhurst College and a B.S. from the University of Pittsburgh.

Term Expiring at the
2004 Annual Meeting of Stockholders

Name	Age	Present Position with the Company
Nathan Kase, M.D.	72	Director

Nathan Kase, M.D. has served as a director of Women First since June 2000. Dr. Kase is Professor, Department of Obstetrics, Gynecology and Reproductive Science and interim Dean, Mount Sinai School of Medicine. From August 2001 until March 2002, Dr. Kase was interim president and chief executive officer of the Mount Sinai Medical Center. From 1985 to 1997, Dr. Kase was Dean of the Mount Sinai School of Medicine. From 1989 to 1991, he served as President of the Associated Medical Schools of New York. Dr. Kase’s major clinical and research achievements are focused in reproductive endocrinology. He has authored over 100 scientific articles and co-authored two textbooks in his field. Dr. Kase received his residency training in obstetrics and gynecology at the Mount Sinai School of Medicine. Dr. Kase subsequently joined the faculty of the Yale University School of Medicine, serving for nearly twenty years, where he rose from instructor to Professor and Chairman of the Department of Obstetrics and Gynecology. In 1981, he returned to Mount Sinai as Professor and Chairman of the Department of Obstetrics, Gynecology and Reproductive Science. Dr. Kase serves as Chairman and Executive Editor of The Women First Health Advisory Board.

Board Meetings

The Company’s Board held three regularly scheduled meetings and three special telephonic meetings during 2001. No nominee for director who served as a director during the past year attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of committees of the Board on which he or she served.

Committees of the Board

Compensation Committee:    The Compensation Committee consists of Mr. Rubin and Dr. Kase. The Compensation Committee determines compensation for the Company’s senior management and administers the 1998 Long Term Incentive Plan and the Company’s 1999 Non-Qualified Stock Option Plan. The Compensation Committee held two meetings during 2001.

Audit Committee:    The Audit Committee consists of Mr. Rubin, Mr. Jones and Mr. Sember. With the exception of Mr. Sember, all members are independent directors, as defined in the Nasdaq Stock Market qualification standards. Mr. Sember serves on the committee as permitted under Nasdaq Marketplace Rules, which allow for the inclusion of one non-independent member if the non-independent member is not a current employee or an immediate family member of such employee and if the Board, under exceptional and limited circumstances, determines that membership on the committee by the individual is required by the best interests of the Company and its stockholders. The Board appointed Mr. Sember to the Audit Committee to fill a vacancy created by the unexpected resignation of Ruth Wooden from the Board. In connection with the appointment, the Board took note of Mr. Sember’s position as Executive Vice President, Business Development for Elan Corporation, plc, the parent company of Elan Pharma International Limited and Elan Pharmaceuticals, Inc. (collectively, “Elan”). In 2001, the Company made payments to Elan that exceeded 5% of the Company’s consolidated gross revenues for 2001 as consideration for the Company’s acquisition of exclusive U.S. rights and title to Midrin®, a prescription headache management product. Despite Mr. Sember’s position with Elan, the Board determined that it was in the best interests of the Company and its stockholders to appoint him temporarily to the Audit Committee because of his expertise in financial and accounting matters and because there were no other Board members who satisfied Nasdaq’s independence requirements. The Audit Committee is governed by a written charter approved by the Board of Directors. The functions of the committee are set forth in the Report of the Audit Committee below. The Audit Committee held one meeting during 2001.

Nominating Committee:    The Nominating Committee consists of Mr. Calesa and Mr. Rubin. The functions of this committee include consideration of the composition of the Board and recommendation of individuals for election as directors of the Company. The Nominating Committee will consider nominees recommended by security holders provided such nominations are made pursuant to the Company’s bylaws and applicable law. The committee did not meet during 2001.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with Ernst & Young, who are responsible for expressing an opinion on the conformity of these audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with Ernst & Young their independence from management and the Company including the matters in written disclosures required by the Independent Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

The Committee discussed with Ernst & Young the overall scope of their audit. The Committee met with Ernst & Young to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Board of Directors has recommended that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of Ernst & Young as the Company’s independent auditors for 2002.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Richard L. Rubin
Dennis M. Jones
Michael T. Sember

Compensation of Directors

The directors of the Company have never received any regular cash compensation from the Company for services rendered as directors; however, the Company does reimburse directors for their travel expenses incurred in attending meetings of the Board. Nathan Kase, M.D., a director of Women First, serves as a consultant to the Company and currently receives a fee of $1,000 per month. Outside directors of the Company who are not employees of the Company are entitled to receive initial one-time grants of non-qualified stock options upon their appointment to the Board and grants of additional non-qualified stock options upon the conclusion of each regular annual meeting of the Company’s stockholders for so long as they remain on the Board. The Company’s Board of Directors has the discretion to determine the amount to be granted upon appointment and annually. Notwithstanding the foregoing, total grants to directors under the 1998 Plan may not exceed 15% of the maximum number of shares available for grant under the 1998 Plan (subject to adjustment).

The Board of Directors unanimously recommends a vote “FOR” each nominee listed above. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise on the accompanying Proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of February 28, 2002 regarding the beneficial ownership of the Company’s Common Stock by (a) each person known to the Board of Directors to own beneficially 5% or more of the Company’s Common Stock; (b) each director of Women First; (c) the Named Executive Officers (as defined below); and (d) all directors and executive officers of Women First as a group. Information with respect to beneficial ownership has been furnished by each director, officer or 5% or more stockholder, as the case may be. The address for all executive officers and directors is c/o Women First HealthCare, Inc., 12220 El Camino Real, Suite 400, San Diego, California 92130.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of Common Stock issuable pursuant to the exercise of stock options or warrants that are immediately exercisable or exercisable within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name and Address	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Common Stock Beneficially Owned
Edward F. Calesa	5,690,952	25.18%
Charles M. Caporale	63,581	*
Susan E. Dubé(2)	141,537	*
Randi C. Crawford(3)	1,162,628	5.12%
Saundra L. Childs	107,956	*
Dennis M. Jones.	61,000	*
Nathan Kase, M.D.	111,656	*
Richard L. Rubin	144,136	*
Michael T. Sember	—	—
Johnson & Johnson Development Corporation(4)	1,783,292	7.82%
Elan Pharma International Limited(5)	1,374,390	5.84%
Executive officers and directors as a group(9 persons)	7,482,452	32.05%

*	Less than 1%.

(1)	The following table indicates those people whose total number of beneficially owned shares include shares subject to options and warrants exercisable within 60 days of February 28, 2002:

	Shares Subject to Options	Shares Subject to Warrants
Edward F. Calesa	12,320	2,758
Charles M. Caporale	60,581
Susan E. Dubé	4,450
Randi C. Crawford	118,731
Saundra L. Childs	103,062
Nathan Kase, M.D.	7,576
Richard L. Rubin	7,136

(2)	Ms. Dubé resigned effective April 2, 2002.
(3)	Ms. Randi C. Crawford is Edward F. Calesa’s daughter.
(4)	Includes 218,042 shares subject to currently exercisable warrants.
(5)
Includes 951,923 shares issuable upon conversion of a convertible note payable, including accrued interest thereon, held by Elan Pharma International Limited. Also includes 422,467 shares held by Elan International Services, Ltd., an affiliate of Elan Pharma International Limited.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The executive officers and key employees of the Company and their ages as of February 28, 2002 are as follows:

Name	Age	Position
Charles M. Caporale	51	Vice President, Chief Financial Officer, Treasurer and Secretary
Randi C. Crawford	33	Vice President—Consumer Business
Saundra L. Childs	32	Vice President—Pharmaceuticals

Charles M. Caporale joined Women First in September 2000 as the Company’s Vice President, Chief Financial Officer, Treasurer and Secretary. From July 1997 until April 2000, Mr. Caporale served as Senior Vice President, Chief Financial Officer and Treasurer of The Centris Group, Inc. From November 1985 until July 1997, Mr. Caporale was employed by Minet Re North America, Inc. His final position with Minet Re N.A. was Senior Vice President, Chief Financial Officer and Treasurer. Mr. Caporale holds a B.B.A. in accounting from Pace University.

Randi C. Crawford co-founded Women First and served as Vice President, Marketing Research from February 1997 to February 1998. She served as Secretary of Women First from January 1997 through March 1998. She assumed the role of Vice President, Educational Program Development in February 1998 and currently serves as Vice President—Consumer Business. From November 1995 until joining Women First, Ms. Crawford was a research analyst with Calesa Associates specializing in investment opportunities in health care companies. From October 1991 to November 1995, Ms. Crawford worked as a consultant engaging in the creation and production of children’s television programming for Fox Television, Lifetime Television, DIC Entertainment and Saban Entertainment, Inc. Ms. Crawford received a B.A. in liberal arts from Villanova University. Ms. Crawford is the daughter of Edward F. Calesa.

Saundra L. Childs joined Women First in December 1999 and served as Director of National Accounts until June 2000. Effective June 2000, Ms. Childs serves as Vice President—Pharmaceuticals. From 1992 until she joined Women First, Ms. Childs was employed by Searle Laboratories. From 1992 through 1994 she was a sales representative. From 1995 to 1996, she was National Sales Trainer. From 1997 to 1998, she was Global Product Manager, Women’s Healthcare Division. Her final position with Searle was Worldwide Women’s Health Franchise Leader. Ms. Childs holds a B.S. in business from Husson College.

Executive Compensation

The following table sets forth information concerning compensation for the years ended December 31, 2001, 2000 and 1999 received by the Chief Executive Officer and the Company’s four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the 2001 fiscal year (“the Named Executive Officers”).

Summary Compensation Table

	Annual Compensation						Long-Term Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation($)		Shares Underlying Options (#)	All Other Compensation ($)
Edward F. Calesa	2001	$396,094		—	—		100,000	—
Chairman of the Board,	2000	344,257		$93,750	—		—	—
President, and Chief Executive Officer	1999	362,512		140,000	$95,392	(1)	—	—

Charles M. Caporale	2001	190,000		—	—		50,000	—
Vice-President, CFO,	2000	60,454	(2)	—	—		85,000	—
Treasurer & Secretary	1999	—		—	—		—	—

Susan E. Dubé	2001	200,000		—	—		50,000	—
Senior Vice President	2000	197,500		42,000	—		70,000	—
	1999	187,500		27,179	22,007	(3)	18,300	—

Randi C. Crawford	2001	165,000		—	—		50,000	—
Vice President—	2000	151,250		31,501	—		85,000	—
Consumer Business	1999	137,500		38,826	—		—	—

Saundra L. Childs	2001	169,167		—	—		50,000	—
Vice President—	2000	142,500		—	—		102,500	—
Pharmaceuticals	1999	—		—	—		—	—

(1)	Relocation expenses and related tax gross-ups paid to Mr. Calesa.
(2)	Mr. Caporale joined Women First in September 2000, and the amount represents actual compensation paid to Mr. Caporale in 2000.
(3)	Relocation expenses and related tax gross-ups paid to Ms. Dubé.

Option Grants During Fiscal Year 2001

The following table sets forth information regarding options to purchase Common Stock granted during the year ended December 31, 2001 to each of the Named Executive Officers. Women First does not have any outstanding stock appreciation rights.

The potential realizable values are based on an assumption that the price of the Company’s Common Stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price growth of the shares of the Company’s Common Stock.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year(%)	Exercise or Base Price per Share ($/share)	Expiration Date
Name					0% ($)	5% ($)	10% ($)
Edward F. Calesa	100,000	12.25%	$7.65	10/31/06	—	$481,000	$1,219,000

Charles M. Caporale	25,000	3.06	2.375	2/23/11	—	37,341	94,628
	25,000	3.06	6.95	10/31/11	—	109,233	276,795

Susan E. Dubé	25,000	3.06	2.375	2/23/11	—	37,341	94,628
	25,000	3.06	6.95	10/31/11	—	109,233	276,795

Randi C. Crawford	25,000	3.06	2.375	2/23/11	—	37,341	94,628
	25,000	3.06	6.95	10/31/11	—	109,233	276,795

Saundra L. Childs	25,000	3.06	2.375	2/23/11	—	37,341	94,628
	25,000	3.06	6.95	10/31/11	—	109,233	276,795

Option Exercises and Fiscal Year-End Values

The following table sets forth certain information with respect to the exercise of options to purchase Common Stock during the year ended December 31, 2001, and the unexercised options held and the value thereof at that date, for each of the Named Executive Officers.

Aggregated Option Exercises In Last Fiscal Year
and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1) Exercisable/Unexercisable
Edward F. Calesa	—	—	4,244/ 95,756	$ 9,931/$224,069
Charles M. Caporale	—	—	26,639/108,361	216,414/ 748,811
Susan E. Dubé	—	—	109,932/ 74,118	937,797/ 460,827
Randi C. Crawford	—	—	88,860/ 73,590	807,928/ 467,802
Saundra Childs	—	—	71,764/ 80,736	632,773/ 538,514

(1)	Based on the closing sale price of the Common Stock on December 31, 2001 ($9.99), as reported by the Nasdaq National Market, less the option exercise price.

Employment Agreements

On January 8, 1998, Women First entered into an employment agreement with Edward F. Calesa, setting forth his duties, compensation, employee benefits and other terms of employment. Pursuant to this agreement, Mr. Calesa was entitled to receive a base annual salary of $150,000, which was increased by the Compensation Committee of the Board of Directors on July 16, 1998 to $350,000 per year, effective July 1, 1998. Upon a termination of Mr. Calesa for permanent disability or for “good reason” (as defined in the employment agreement), Mr. Calesa will be entitled to salary continuation for the shorter of twelve months or the remainder of the agreement term. At the time of this salary increase, the Compensation Committee determined that Mr. Calesa was eligible to receive a special bonus allocation. On July 7, 1999, the Compensation Committee approved an increase in Mr. Calesa’s annual base salary to $375,000. Effective May 1, 2000, Mr. Calesa agreed to a compensation reduction in the amount of $56,250. The Board approved returning Mr. Calesa’s annual base salary to $375,000 per year on August 10, 2000. The Board appointed Mr. Calesa as President and Chief Executive Officer effective June 30, 2000.

Compensation Plans

Incentive Stock Plan.    The Women First, Inc. Incentive Stock Plan (the “Incentive Plan”) was adopted by the Board of Directors on May 7, 1997, and approved by its stockholders on May 7, 1997, for the benefit of its employees, directors and consultants. As of May 31, 2000, there were 27,450 shares of Common Stock subject to incentive stock options outstanding under the Incentive Plan. All outstanding options under the Incentive Plan have fully vested. No additional awards will be made under the Incentive Plan because it was replaced by the Company’s 1998 Long-Term Incentive Plan on March 31, 1998.

Long-Term Incentive Plan.    On March 31, 1998, the Company adopted the Women First HealthCare 1998 Long-Term Incentive Plan (the “1998 Plan”), in which 2,249,985 shares of Common Stock were reserved for issuance upon exercise of options granted to officers, employees and directors of, and consultants to, the Company. The Company’s stockholders approved the adoption of the 1998 Plan in May 1998. The Board of Directors approved certain amendments to the 1998 Plan, including an increase in the number of shares reserved for issuance under the 1998 Plan to 2,949,985 in March 2000, and the stockholders approved the amendments at the 2000 Annual Meeting. The 1998 Plan permits the award of non-qualified and incentive stock options, restricted stock, stock appreciation rights, dividend equivalents, stock payments or performance awards. The principal purposes of the 1998 Plan are to attract and retain key employees, directors and independent consultants of the Company and the Company’s subsidiaries in order to promote the interests of Women First’s stockholders.

Non-Qualified Stock Option Plan.    On March 7, 2000, the Company adopted the 1999 Non-Qualified Stock Option Plan of Women First HealthCare, Inc. (the “1999 Plan”), in which 250,000 shares of Common Stock were reserved for issuance upon exercise of non-qualified stock options granted to:

•	key employees who are not officers or directors of Women First,

•	newly hired employees who (i) have not previously been employed by Women First, and (ii) with respect to whom options are to be granted as an inducement to join the Company, and

•	consultants who are not officers or directors of Women First.

In consideration for the granting of an option, the optionee must agree to remain in the employ of (or to consult for) the Company or any subsidiary of the Company for a period of at least one year after the option is granted, unless otherwise provided by the committee or the written stock option agreement. The principal purpose of the 1999 Plan is to further the Company’s growth, development and financial success by providing additional incentives to key employees and independent consultants who have been or will be given responsibility for the management or administration of the Company’s business affairs.

Management Incentive Compensation Plan.    The Company adopted the Women First HealthCare, Inc. Management Incentive Compensation Plan (“MICP”) in 1999 to offer incentive compensation to key employees by rewarding the achievement of corporate goals and specifically measured individual goals. The Plan was terminated effective December 31, 1999 and replaced by the Team Incentive Compensation Plan.

Team Incentive Compensation Plan.    The Company adopted the Women First HealthCare, Inc. 2000-2001 Team Incentive Compensation Plan to replace the MICP. The Team Incentive Compensation Plan was effective for the period from October 1, 2000 through December 31, 2001. Since the Company did not meet the profitability goal, no awards were made under the Plan. There is a Team Incentive Compensation Plan in effect for 2002. It is governed by the Compensation Committee of the Board of Directors and administered by the Company’s President and Chief Executive Officer. The Compensation Committee, however, is responsible for approving any incentive awards to officers of the Company and for determining and approving awards to the President and Chief Executive Officer. Awards under the Team Incentive Compensation Plan are only payable if the Company is profitable in 2002 after giving effect to the incentive awards calculated under the Plan and after making adjustment, if necessary, for unusual and non-recurring items that in the judgment of the Board of Directors should be excluded.

Compensation Committee Interlocks and Insider Participation

Richard L. Rubin and Dr. Nathan Kase, both of whom are outside directors of the Company, serve on the Compensation Committee of the Board of Directors. Mr. Rubin has served since March 1999 and Dr. Kase has served since November 2000. Mr. Rubin previously held the positions of Vice President, Secretary and Treasurer of the Company. Dr. Kase also serves as a consultant to the Company and currently receives a fee of $1,000 per month.

No interlocking relationship exists between any member of the Compensation Committee and any member of any other company’s board of directors or compensation committee.

PERFORMANCE GRAPH

The following graph compares total stockholder return on the Company’s Common Stock since June 29, 1999 to two indices: the Nasdaq Composite Index, U.S. Companies, and the Nasdaq Pharmaceutical Index. The graph assumes an initial investment of $100 on June 29, 1999.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is composed of two non-employee directors of the Board. The Committee receives and approves each of the elements of the executive compensation program of the Company and continually assesses the effectiveness and competitiveness of the program. In addition, the Committee administers the stock option program and other key provisions of the executive compensation program and reviews with the Board all aspects of the compensation structure for the Company’s executives. Set forth below in full is the Report of the Compensation Committee regarding compensation paid by the Company to its executive officers during 2001.

Compensation Philosophy

The Company’s compensation policy is to offer the Company’s executives competitive compensation based on overall Company performance and individual contribution to the financial success of the Company. The philosophy of the Company’s compensation program is to employ, retain and reward executives capable of leading the Company in achieving its business objectives.

Elements of the Executive Compensation Program

Base Salaries are originally established by the Compensation Committee based on an executive’s job responsibilities and level of experience with reference to the competitive marketplace for executive officers at certain other similar companies. The Compensation Committee believes that the base salaries paid to executive officers of the Company are at levels competitive with salaries at comparable companies.

Annual Incentive Bonuses includes awards granted under the Team Incentive Compensation Plan, which is governed by the Compensation Committee. No awards were earned in 2001.

Long-Term Incentives include awards of stock options. The objective for the awards is to closely align executive interests with the longer term interests of stockholders. These awards are dependent on the creation of incremental stockholder value and represent a portion of the total compensation opportunity provided for the executive officers. Award sizes are based on individual performance, level of responsibility, the individual’s potential to make significant contributions to the Company, and award levels at other similar companies.

CEO Compensation

Edward F. Calesa’s base salary was established pursuant to his employment agreement entered into on January 1998 and subsequently amended in July 1999, May 2000 and August 2000. The Committee believes that the total compensation of the President and Chief Executive Officer is largely based upon the same policies and criteria used for other executive officers at comparable companies. Each year the Compensation Committee reviews the Chief Executive Officer’s compensation arrangement, the individual performance for the calendar year under review, as well as the Company’s performance. In determining Mr. Calesa’s bonus for 2000, the Committee considered his contributions to the Company and his role in implementing strategic and financial initiatives designed to augment the Company’s development and growth efforts. During 2000, Mr. Calesa received a bonus of $93,750 based upon his participation in the Company’s Management Incentive Compensation Plan. In addition, Mr. Calesa’s salary was reviewed by the Compensation Committee and reduced to $318,750 in May 2000 and reinstated to $375,000 in August 2000. In October 2001, Mr. Calesa was granted options under the 1998 Long Term Incentive Plan to purchase 100,000 common shares at $7.65 per share. Mr. Calesa is not eligible to participate in the 1999 Non-Qualified Stock Option Plan. The Compensation Committee believes Mr. Calesa’s compensation, including salary and bonus, is at a level competitive with CEO salaries within the specialty pharmaceutical and biopharmaceutical industries.

Section 162(m) Compliance

The Company does not presently anticipate any of the Named Executive Officers to exceed the million-dollar non-performance based compensation threshold of Section 162(m) of the Internal Revenue Code. The Company and the Committee will continue to monitor the compensation levels of the Named Executive Officers and determine the appropriate response to Section 162(m) when and if necessary. It is the Company’s intent to bring the stock option program into compliance with Section 162(m), if necessary, to ensure that stock option grants are excluded from compensation calculation for the purposes of Section 162(m).

Conclusion

Through the programs described above, a significant portion of the Company’s compensation program and realization of its benefits is contingent on both Company and individual performance.

The foregoing report has been furnished by the Compensation Committee.

Richard L. Rubin
Nathan Kase, M.D.

CERTAIN TRANSACTIONS

In July 1998, the Company entered into a distribution agreement with Ortho-McNeil Pharmaceutical, Inc., a subsidiary of Johnson & Johnson, relating to Ortho-Est® Tablets that the Company markets and distributes. Johnson & Johnson Development Corporation, another subsidiary of Johnson & Johnson, beneficially owns approximately 8% of the Company’s common stock. The distribution agreement required us to make minimum aggregate payments totaling $47.5 million to Ortho-McNeil over the life of the contract regardless of the actual sales performance of the product. This agreement was terminated effective September 30, 2000, and we entered into a new agreement, the Ortho-Est® Asset Transfer & Supply Agreement, with Ortho-McNeil. Under terms of the new agreement, Ortho-McNeil transferred to us all of its right, title and interest in Ortho-Est® Tablets effective January 1, 2001 and granted us an exclusive license to use the “Ortho-Est®” trademark effective January 1, 2001 until June 1, 2008. The new agreement reduced the minimum payment in 2000 from $5.4 million to $4.7 million. No further minimum payments are required under the new agreement. Under terms of the new agreement, Ortho-McNeil agreed to continue to manufacture product for the Company until the Company engaged a replacement manufacturer. Through April 2002, Ortho-McNeil would charge the Company for product at its fully burdened cost. Thereafter, Ortho-McNeil would charge substantially higher prices. The Company has engaged Pharmaceutics International Inc. (“PII”) as a replacement manufacturer to assume manufacturing responsibilities and the Company expects they will be able to provide product beginning in the fourth quarter of 2002. The Company has reached an oral agreement with Ortho-McNeil to reduce substantially the surcharge on product purchased after April 2002. In 2001 and 2000, the Company made aggregate payments of $3.0 million and $4.7 million to Ortho-McNeil for Ortho-Est® Tablets.

In February 2002, the Company loaned Mr. Caporale and Ms. Childs $100,000 and $350,000 respectively. The notes do not bear interest and are payable in full at the earlier of (1) the executive’s termination of employment, (2) the sale of the Company or (3) February 2017. There is no provision for forgiveness of the loan. The notes are secured by the executive’s vested stock options and are with full recourse.

In March 1999, the Company entered into a consulting arrangement with Dr. Nathan Kase. Dr. Kase provides part time consulting services to the Company and now receives a monthly consulting fee of $1,000. Dr. Kase received consulting fees of $40,000 and $56,000 in 2001 and 2000, respectively. Dr. Kase also received fees of $8,000 and $2,500 in 2001 and 2000, respectively, for his participation on the Company’s Health Advisory Board and various honoraria. Dr. Kase was appointed a director of the Company in June 2000.

PROPOSAL 2

PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S 1998
LONG-TERM INCENTIVE PLAN

At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon a proposal to approve an amendment to the Women First HealthCare, Inc. 1998 Long-Term Incentive Plan (the “1998 Plan”), which increases the number of shares of Common Stock available for issuance thereunder from 2,949,985 to 3,949,985. As of April 17, 2002, there were options outstanding to purchase 833,025 shares of Common Stock under the 1998 Plan; 665,088 shares are available for future grants; and 1,451,872 options were exercised and are now outstanding shares of Common Stock.

In March 2002, the Board of Directors approved an increase in the number of shares of Common Stock available for issuance under the 1998 Plan to 3,949,985 shares, subject to stockholder approval of the amendment. The Board believes that increasing the number of shares available for issuance under the 1998 Plan is necessary in order for the Company to attract, motivate and retain qualified persons.

Description of the 1998 Plan

General Nature and Purpose.    On March 31, 1998, the Company’s Board of Directors adopted the Women First HealthCare, Inc. 1998 Long-Term Incentive Plan. The principal purposes of the 1998 Plan are to provide incentives for key employees, consultants and independent directors of the Company and its subsidiaries through granting of options, thereby stimulating their personal and active interest in the Company’s development and financial success, and inducing them to remain in the Company’s employ or retaining their services.

The principal features of the 1998 Plan are summarized below, but the summary is qualified in its entirety by reference to the full text of the 1998 Plan, as amended and restated, which is set forth as Annex A to this Proxy Statement.

Administration.    The 1998 Plan is administered by the Compensation Committee comprised of outside directors of the Board of Directors. Subject to the terms and conditions of the 1998 Plan, the Committee has the authority to select the persons to whom grants are to be made, to designate the number of shares of Common Stock to be covered by such grants, to determine the exercise price of options, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 1998 Plan. The Committee also is authorized to adopt, amend and rescind rules relating to the administration of the 1998 Plan.

Payment for Shares.    The 1998 Plan permits the payment of the option exercise price to be made in cash, cash equivalents or notes acceptable to the Committee, by arrangement with a broker acceptable to the Committee to deliver all or part of the proceeds, as applicable, upon the sale of shares underlying the stock option, by surrender of shares of Common Stock valued at their fair market value on the date of exercise, or by any combination of the foregoing.

Awards under the Plan.    The 1998 Plan provides that the Committee may grant or issue non-qualified and incentive stock options, restricted stock, dividend equivalents, stock appreciation rights, stock payments or performance awards (each, an “Incentive Award”). Each grant or issuance will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Nonqualified stock options (“NQSOs”) provide for the right to purchase Common Stock at a specified price which may not be less than 85% of the fair market value on the date of grant and usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date. NQSOs may be granted for any term specified by the Committee.

Incentive stock options, if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code. Among such restrictions, incentive stock options must have an exercise price not less than fair market value of a share of the Common Stock on the date of grant, may only be granted to key employees, and must be exercised within the ten years after the date of grant, but may be subsequently modified to disqualify them from treatment as incentive stock options. In the case of an incentive stock option granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company, the 1998 Plan provides that the exercise price must be at least 110% of the fair market of such share of Common Stock.

Restricted stock may be sold to any key employee or consultant at various prices, and made subject to such restrictions as may be determined by the Committee. The Company typically has the right to repurchase restricted stock at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse.

Stock appreciation rights may be granted to any key employee or consultant in connection with stock options or other awards, or separately. Stock appreciation rights granted by the Committee in connection with stock options or other awards will provide for payments to the holder based upon increases in the price of the Company’s Common Stock over the exercise price of the related option or other awards. Except as required by Section 162(m) of the Code with respect to stock appreciation rights intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the incentive plan on the exercise of stock appreciation rights or the amount of gain realizable from stock appreciation, although restrictions may be imposed by the Board of Directors or Committee in the stock appreciation agreements. The Committee may elect to pay stock appreciation rights in cash or in Common Stock or in a combination of both.

Dividend equivalents may be granted to any key employee or consultant by the Board of Directors or the Committee. The amount of the dividend equivalents represent the value of the dividends per share paid by the Company, calculated with reference to the number of shares covered by the stock options, deferred stock, performance awards, stock appreciation rights or other awards held by the participant.

Performance awards may be granted to any key employee or consultant by the Committee. Generally, these awards will be based upon specific performance targets and may be paid in cash or in Common Stock or in a combination of both. Performance awards may also include bonuses which may be granted by the Committee which may be payable in cash or in Common Stock or in a combination of both.

Stock payments may be received by any key employee or consultant selected by the Committee in the manner determined from time to time by the Committee. The number of shares of Common Stock or an option or other right to purchase Common Stock shall be determined by the Committee, and may be based upon performance criteria as determined by the Committee.

Terms of Incentive Awards.    The terms of each individual stock option agreement will specify when each option becomes exercisable or “vested.” Additionally, the Committee has discretion to accelerate vesting of an option, regardless of the vesting schedule in the stock option agreement. Options, however, must vest at a rate of at least 20% per year over five years from the date of grant. In addition, upon a change-in-control (as defined in the 1998 Plan), all options, stock appreciation rights, and performance awards then outstanding under the 1998 Plan will be fully vested and exercisable and all restrictions on restricted stock issued under the 1998 Plan will immediately cease. The Committee or any agreement of merger or reorganization may offer the holder of an Incentive Award the right to exchange such vested Incentive Awards for fully vested and equivalent value awards under a successor plan.

The dates on which options expire will be set forth in the individual stock option agreements. However, generally options expire on the tenth anniversary of the date of grant. Further, each option provides for a period of exercise of at least six months in the event of termination of employment as a result of death or disability. In March 2001, the Board amended the 1998 Plan to eliminate a requirement that option holders be given a minimum number of days to exercise their options other than in the case of death or disability. Stock options, like all other Incentive Awards granted under the 1998 Plan, become 100% vested in the event of the grantee’s death or total and permanent disability.

Amendment and Termination.    The Board may amend, suspend, or terminate the 1998 Plan at any time. An amendment, however, is subject to stockholder approval to the extent that it affects the accelerated vesting provisions of the 1998 Plan or the adjustment provisions of the 1998 Plan or to the extent required by applicable laws, regulations and or rules. Further, the Committee may, with the consent of a holder, modify the terms and conditions of an Incentive Award as it deems advisable or cancel an award previously granted under the 1998 Plan. Also, unless the holder consents, no amendment, suspension or termination of the 1998 Plan may impair the rights of the holder under his or her outstanding Incentive Awards.

Unless sooner terminated by the Board or the Committee, the 1998 Plan will terminate on March 7, 2008. The termination of the 1998 Plan will not affect the validity of any option outstanding on the date of termination.

Eligibility.    The Committee may grant Incentive Awards to any employee, member of the Board of Directors or an affiliate of a member of the Board or an independent contractor of the Company. Under the 1998 Plan, outside directors are eligible to receive initial one-time grants of nonqualified stock options for a specified number of shares upon their appointment to the Board and grants of additional nonqualified stock options upon the conclusion of each regular annual meeting of the Company’s stockholders for so long as they remain on the Board. The total grants to outside directors under the Plan may not exceed 15% of the maximum number of shares of Common Stock available for grant.

Federal Income Tax Information.    The income tax consequences of the 1998 Plan under current federal law are summarized below. The discussion is intended to provide only general information. Federal alternative minimum tax and employment tax consequences and state, local and foreign tax consequences are not discussed.

Incentive Stock Options.    There generally are no federal income tax consequences to the holder by reason of the grant or exercise of an incentive stock option. However, the amount by which the fair market value of the shares purchased upon exercise of the incentive stock option exceeds the exercise price will be an “item of adjustment” for purposes of alternative minimum tax. If a holder holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the holder upon exercise of the option, any gain or loss upon sale or other taxable disposition of such stock will be capital gain or loss. Generally, if the holder disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), at the time of disposition, the holder will realize taxable ordinary income equal to the lesser of (a) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (b) the holder’s actual gain, if any, on the purchase and sale. The holder’s additional gain, if any, upon the disqualifying disposition may be eligible for capital gain treatment if the required capital gain holding period is met. Slightly different rules may apply to holders who are subject to Section 16(b) of the Exchange Act or who acquire stock subject to certain repurchase options.

To the extent the holder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax-reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Non-Qualified Stock Options.    There are no federal income tax consequences to the holder or the Company by reason of the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the holder will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the aggregate option exercise price paid. Generally, with respect to employees, the Company is required to withhold taxes in an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax-reporting obligation, the Company generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the holder. Upon disposition of the stock, the holder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be: (i) long-term if the stock was held for more than twelve months or (ii) short-term if the stock was held twelve months or less. Slightly different rules may apply to holders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Appreciation Rights.    A holder of a stock appreciation right will not realize income for federal income tax purposes as a result of the grant of such stock appreciation right, but upon exercise of the stock appreciation right normally will realize compensation income in the year of such exercise equal to the fair market value of the cash received upon such exercise. The Company (or its subsidiary which employs the holder) will be entitled to a deduction in the same amount at the time of exercise of the stock appreciation right.

Performance Awards.    A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When a performance award is paid, whether in cash or Common Stock, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Dividend Equivalents.    A recipient of a dividend equivalent generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Stock Payments.    A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and the Company generally would be entitled to a deduction for the same amount.

Potential Limitation on Company Deductions.    Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with applicable Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: either (a) (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, (ii) the per-employee limitation is approved by the stockholders, (iii) the option is granted by a compensation committee comprised solely of “outside directors” (as defined in Section 162(m)) and (iv) the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (b) the option is granted by a compensation committee comprised solely of “outside directors” and is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established by the compensation committee while the outcome is substantially uncertain and approved by the stockholders.

Other Tax Consequences.    The foregoing discussion is intended to be a general summary only of the federal income tax aspects of options granted under the 1998 Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the 1998 Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

The affirmative vote of a majority of the shares of the Company’s Common Stock represented and voting at the Annual Meeting will be required for approval of the amendment to the 1998 Plan. The Board of Directors recommends a vote “FOR” approval of the amendment to the 1998 Plan.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2002 and has directed that management submit the selection of independent auditors to the stockholders for ratification at the Annual Meeting. Ernst & Young LLP audited the Company’s financial statements for the periods ended December 31, 1996 through December 31, 2001. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholders are not required to ratify the selection of Ernst & Young LLP as the Company’s independent auditors. However, the Company is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If you fail to ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and the Company’s stockholders.

The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to ratify the selection of Ernst & Young LLP.

Audit Fees

Ernst & Young LLP was the independent auditor of the Company during the year ended December 31, 2001. The aggregate fees anticipated to be billed by Ernst & Young LLP in connection with the audit of the Company’s annual financial statements for the most recent fiscal year and for the review of the Company’s financial information included in its quarterly reports on Form 10-Q during the year 2001 is approximately $125,000.

Financial Information Systems Design and Implementation Fees

During the fiscal year ended December 31, 2001, the Company did not incur any information technology consulting fees for services provided by Ernst & Young LLP.

Audit Related Fees

The aggregate fees billed for audit related services rendered to the Company by Ernst & Young LLP during the year 2001 was approximately $27,700. These fees relate to the review of the tax provision and related disclosures for the year ended December 31, 2001 and the review of the Company’s Registration Statement on Form S-3.

All Other Fees

The aggregate fees billed for all professional services rendered to the Company by Ernst & Young LLP during the year 2001 except for Audit Fees and Audit Related Fees was approximately $39,200. These fees relate primarily to the preparation of the Company’s tax returns and the audit of the Company’s 401(k) plan.

The Audit Committee determined that the non-audit services provided by Ernst & Young LLP are compatible with maintaining the auditor’s independence.

The Board of Directors recommends a vote “FOR” the selection of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2002.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Under Section 16(a) of the Exchange Act, directors, officers and beneficial owners of ten percent or more of the Company’s Common Stock (“Reporting Persons”) are required to report to the Securities and Exchange Commission on a timely basis the initiation of their status as a Reporting Person and any changes regarding their beneficial ownership of the Company’s Common Stock. Based solely on the Company’s review of such forms received and the written representations of the Company’s Reporting Persons, the Company has determined that no Reporting Person known to the Company was delinquent with respect to their reporting obligations as set forth in Section 16(a) of the Exchange Act, except as follows:

Michael T. Sember failed to file on a timely basis his initial report on Form 3, but the required report was subsequently filed. Dr. Nathan Kase failed to file on a timely basis his initial report on Form 3. The required report will be filed in April 2002. Edward F. Calesa, Dr. Nathan Kase, Richard L. Rubin, Saundra L. Childs, Randi C. Crawford and Charles M. Caporale each reported one transaction late by filing a Form 4.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Company’s Annual Meeting of Stockholders to be held in 2003 must be received by the Company no later than December 27, 2002, in order to be included in the Company’s proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission for such proposals in order to be included in the proxy statement. A stockholder who wishes to make a proposal at the 2003 Annual Meeting without including the proposal in the Company’s proxy statement and form of proxy relating to that meeting must notify the Company by March 18, 2003. If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board for the 2003 Annual Meeting may exercise discretionary voting power regarding any such proposal.

ANNUAL REPORT

The Annual Report of the Company for the fiscal year ended December 31, 2001 will be mailed to stockholders of record on or about May 2, 2002. The Annual Report does not constitute, and should not be considered, a part of this Proxy solicitation material.

If any person who was a beneficial owner of Common Stock of the Company on the record date for the Annual Meeting of Stockholders desires additional information, a copy of the Company’s Annual Report on Form 10-K will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of the Company at such date. Requests should be directed to Women First HealthCare, Inc., 12220 El Camino Real, San Diego, California 92130, Attention: CFO.

OTHER BUSINESS

The Board does not know of any matter to be presented at the Annual Meeting which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying Proxy will vote all Proxies in accordance with their best judgment.

All stockholders are urged to complete, sign and return the accompanying Proxy Card in the enclosed envelope.

By Order of the Board of Directors

/s/ CHARLES M. CAPORALE
Charles M. Caporale Vice President, Chief Financial Officer, Treasurer and Secretary
Dated:    April 25, 2002

ANNEX A

WOMEN FIRST HEALTHCARE, INC.

AMENDED AND RESTATED

1998 LONG-TERM INCENTIVE PLAN
(as amended and restated March 6, 2002)

1.
Introduction and Purpose.  The Plan is submitted to the Board of Directors for adoption subject to approval by the Company’s stockholders. The Plan is fully effective as of the date approved by the shareholders. The Plan supersedes in its entirety all prior versions of the Women First HealthCare, Inc. 1998 Long-Term Incentive Plan.

The purpose of the Plan is to promote the interests of the Company, and its shareholders by encouraging Key Associates to acquire stock or increase their proprietary interest in the Company. By thus providing the opportunity to acquire Company stock and receive incentive payments, the Company seeks to attract and retain such Key Associates upon whose judgment, initiative, and leadership the success of the Company largely depends.

The Plan shall be governed by, and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof.

2.	Definitions. Whenever the following terms are used in this Plan, they will have the meanings specified below unless the context clearly indicates the contrary.

a)	“Associate” means any person who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

b)	“Board of Directors” or “Board” means the Board of Directors of the Company, as constituted from time to time.

c)
“Change-in-Control” occurs in the following instances (1) a tender or exchange for all or part of the Common Stock (except an offer by the Company itself); (2) Company shareholder approval of a merger in which the shareholders of the Company prior to such consolidation or merger own less than fifty percent (50%) of the Company’s voting power immediately after such consolidation or merger, excluding any consolidation or merger effected exclusively to change the domicile of the Company; (3) Company shareholder approval of a consolidation or sale, exchange or other disposition of all, or substantially all, of the Company’s assets; (4) change in the composition of the Board over a two consecutive year period so that individuals who were directors at the beginning of that period no longer constitute a majority of the Board (unless the election or nomination of each new director was approved by at least two-thirds of the directors who had been directors at the beginning of the period and who were still in office at the time of the election or nomination).

d)	“Code” means the Internal Revenue Code of 1986, as amended.

e)	“Committee” means the committee appointed to administer the Plan pursuant to Section 4.

f)	“Company” means Women First HealthCare, Inc. a Delaware corporation.

g)	“Common Shares” or “Common Stock” means the shares of the Company’s common stock and any class of common shares into which such common shares may hereafter be converted.

h)
“Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Subsidiary; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company or any Subsidiary of the Company to render such services.

i)	“Dividend Equivalent” means the additional amount of Common Stock issued in connection with an Option, as described in Section 14.

j)	“Eligible Person” means a Key Associate eligible to receive an Incentive Award.

k)	“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

l)	“Fair Market Value” means the market price of Common Shares, determined by the Committee as follows:

i)	If none of the provisions ii) through iv) listed below are applicable, the Fair Market Value shall be determined by the Committee in good faith on such basis, as it deems appropriate.

ii)
If the Common Shares were traded over-the-counter on the date in question but were not traded on the Nasdaq system or the Nasdaq National Market System, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Common Shares are quoted or, if the Common Shares are not quoted on any such system, by the “Pink Sheets” published by the National Quotation Bureau, Inc.

iii)
If the Common Shares were traded over-the-counter on the date in question and were traded on the Nasdaq system or the Nasdaq National Market System, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq system or the Nasdaq National Market System.

iv)
If the Common Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date: and

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

m)	“Holder” means a person, estate, trust or entity holding an Incentive Award.

n)
“Incentive Award” means any Nonqualified Stock Option, Incentive Stock Option, Common Stock, Restricted Stock, Stock Appreciation Right, Dividend Equivalent, Stock Payment or Performance Award granted under the Plan.

o)	“Incentive Stock Option” means an Option as defined under Section 422 of the Code, including an Incentive Stock Option granted pursuant to Section 8 of the Plan.

p)
“Key Associate” shall mean (i) any individual who is an Associate, (ii) a member of the Board of Directors, including (without limitation) an Outside Director, or an affiliate of a member of the Board of Directors, (iii) a member of the Board of Directors of a Subsidiary and (iv) a Consultant. Service as a member of the Board of Directors, a member of the board of directors of a Subsidiary or as a Consultant shall be considered employment for all purposes of the Plan.

q)	“Nonqualified Stock Option” means an Option other than an Incentive Stock Option granted pursuant to Section 8 of the Plan.

r)	“Option” means either a Nonqualified Stock Option or Incentive Stock Option.

s)	“Outside Director” shall mean a member of the Board of Directors who is not an Associate.

t)
“Performance Award” means an award whose value may be linked to stock value, or other specific performance criteria which may be set by the board of Directors, but which is paid in cash, stock, or a combination of both.

u)	“Plan” means the Amended and Restated 1998 Long-Term Incentive Plan, which may be amended from time to time.

v)	“Restricted Stock” means Common Stock sold or granted to an Eligible Person, which is nontransferable and subject to substantial risk of forfeiture until restrictions lapse.

w)	“Rule 16b-3” means that certain Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time.

x)
“Stock Appreciation Right” or “Right” means a right granted pursuant to Section 11 of the Plan to receive a number of shares of Common Stock or, in the discretion of the Committee, an amount of cash or a combination of shares and cash, based on the increase in the fair market value or book value of the shares subject to the right.

y)	“Stock Payment” means a payment in shares of the Common Stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to a Key Associate in cash.

z)
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

aa)
“Total and Permanent Disability” means that the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

3.	Shares of Common Stock Subject to the Plan.

a)
Subject to the provisions of Sections 3(c) and 15 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Incentive Awards or covered by Stock Appreciation Rights unrelated to Options under the Plan shall not exceed 3,949,985. No Eligible Person shall be granted, in any calendar year, Options to purchase, or Stock Appreciation Rights with respect to, as applicable, more than 250,000 shares of Common Stock.

b)
The shares to be delivered under the Plan will be made available, at the discretion of the Board of Directors or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company.

c)
If Incentive Awards are forfeited or if Incentive Awards terminate for any other reason before being exercised, then any shares of Common Stock subject to such Incentive Awards shall again become available for award under the Plan. If Stock Appreciation Rights are exercised, then only the number of Common Shares (if any) actually issued in settlement of such Stock Appreciation Rights shall reduce the number of Common Shares available under Section 3(a) and the balance shall again become available for award under the Plan. If Restricted Stock is cancelled or forfeited then such Restricted Stock shall again become available for award under the Plan.

4.	Administration of the Plan.

a)
The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist solely of two or more Outside Directors each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, and a “non-employee director” within the meaning of Rule 16b-3.

b)
Notwithstanding Section 4(a), the Board or the Committee may (i) delegate to one or more members of the Board who are not Outside Directors the authority to grant Incentive Awards under the Plan to eligible persons who are either (1) not then “covered employees,” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Incentive Awards under the Plan to Eligible Persons who are not then subject to Section 16 of the Exchange Act.

c)
The Committee has and may exercise such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Incentive Awards may be granted and the number of shares or Rights subject to each award. Subject to the express provisions of the Plan, the Committee also has authority to interpret the Plan, and to determine the terms and provisions of the respective Incentive Award agreements (which need not be identical) and to make all other determinations necessary or advisable for Plan Administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations and actions by the Committee will be final, conclusive, and binding upon all parties.

d)
No member of the Board of Directors or the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Incentive and Performance Award under it.

5.
Eligibility and Date of Grant.  The date of grant of an Incentive Award will be the date the Committee takes the necessary action to approve the grant; provided, however, that if the minutes or appropriate resolutions of the Committee provide that an Incentive Award is to be granted as of a date in the future, the date of grant will be such future date.

6.	Outside Director Participation. Outside Directors shall receive Option grants under the Plan as described below:

a)
Upon the conclusion of each regular annual meeting of the Company’s shareholders, each incumbent Outside Director who will continue serving as a member of the Board thereafter may receive a grant of a Nonstatutory Option for such number of Common Shares (subject to adjustment under Section 15 and prorated for partial year service) as the Board shall determine in its sole discretion.

b)
New Outside Directors shall receive a one-time grant of a Nonstatutory Option for a number of Common Shares as determined in the sole discretion of the Board; provided, however, that such grant shall not be made in any calendar year in which the same individual receives an Option under (a) above. Such Option, if any, shall be granted on the date when such Outside Director first joins the Board of Directors of the Company or the board of directors of a Subsidiary.

c)
Total grants under this Section 6 (less forfeitures) shall not exceed 15% of the maximum number of Common Shares available for grant under Section 3(a) of the Plan (subject to adjustment under Section 15).

7.	Nonqualified Stock Options. The Committee may approve the grant of Nonqualified Stock Options to Eligible Persons, subject to the following terms and conditions:

a)
The purchase price of Common Stock under each Nonqualified Stock Option may not be less than eighty-five percent (85%) of the Fair Market Value of the Common Stock on the date the Nonqualified Stock Option is granted.

b)	No Nonqualified Stock Option may be exercised after ten years from the date of grant.

c)	No fractional shares will be issued pursuant to the exercise of a Nonqualified Stock Option nor will any cash payment be made in lieu of fractional shares.

8.	Incentive Stock Options. The Committee may approve the grant of Incentive Stock Options to Eligible Persons who are Employees, subject to the following terms and conditions.

a)
The exercise price of each share of Common Stock under an Incentive Stock Option will be at least equal to the Fair Market Value of a share of the Common Stock on the date of grant: provided, however, that if the Associate, at the time an Incentive Stock Option is granted to him or her, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (as defined in Section 424 of the Code), then the exercise price of each share of Common Stock subject to such Incentive Stock Option shall be at least one hundred and ten percent (110%) of the Fair Market Value of such share of Common Stock, as determined in the manner stated above.

b)
No Incentive Stock Option may be exercised after ten (10) years from the date of grant: provided, however, that the Associate, at the time an Incentive Stock Option is granted to him or her, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (as defined in Section 424 of the Code), the Incentive Stock Option granted shall not be exercisable after the expiration of 5 years from the date of grant.

c)	No fractional shares will be issued pursuant to the exercise of an Incentive Stock Option nor will any cash payment be made in lieu of fractional shares.

9.
Option Rules.  The purchase price under each Option may be paid in (a) cash, (b) cash equivalents or notes acceptable to the Committee, (c) by arrangement with a broker which is acceptable to the Committee where payment of the Option price is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the Option shares to the Company, (d) by the surrender of shares of Common Stock owned by the Holder exercising the Option having a Fair Market Value on the date of exercise equal to the purchase price (and which, in the case of shares of Common Stock acquired from the Company, have been owned by the Holder for more than 6 months on the date of surrender) or (e) in any combination of the foregoing. Each Option granted to an Eligible Person shall be exercisable in such manner and at such times as the Committee shall determine. The Committee may modify, accelerate the exercisability of, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different purchase price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Holder, alter or impair his or her rights or obligations under such Option. Notwithstanding anything to the contrary, each Option shall vest at the rate of at least 20% per year over 5 years from the date of grant. Each Option shall provide for a period of exercise of at least 6 months in the event of a termination of employment as a result of death or disability.

10.
Restricted Stock.  The Committee may approve the grant of Restricted Stock unrelated to Nonqualified Stock Options or Stock Appreciation Rights to Eligible Persons, subject to the following terms and conditions:

a)	The Committee in its discretion will determine the purchase price.

b)
All shares of Restricted Stock sold or granted pursuant to the Plan (including any shares of Restricted Stock received by the Holder as a result of stock dividends, stock splits, or any other forms of capitalization), will be subject to the following restrictions:

i)	The shares may not be sold, transferred, or otherwise alienated or hypothecated until the restrictions are removed or expire.

ii)
The Committee may require the Holder to enter into an escrow agreement providing that the certificates representing Restricted Stock sold or granted pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

iii)	Each certificate representing Restricted Stock sold or granted pursuant to the Plan will bear a legend making appropriate reference to the Restrictions imposed on the Restricted Stock.

iv)
The Committee may impose restrictions on any shares sold pursuant to the Plan as it may deem advisable, including without limitation, restrictions designed to facilitate exemption from or compliance with the Securities Exchange Act of 1934, as amended, with requirements of any stock exchange upon which such shares or shares of the same class are then listed and with any blue sky or other securities laws applicable to such shares; provided, however, the restrictions imposed on any Restricted Stock must comply with California Securities Rule 260.140.42.

c)
The restrictions imposed under subparagraph (b) above upon Restricted Stock will lapse in accordance with a schedule or other conditions as determined by the Committee, subject to the provisions of Section 17, subparagraph (d).

d)
Subject to the provisions of subparagraph (b) above and Section 17, subparagraph (d), the Holder will have all rights of a shareholder with respect to the Restricted Stock granted or sold, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

e)
Notwithstanding the provisions of subparagraph (b) above and Section 17, subparagraph (d), Restricted Stock granted or sold may be held by the trustee of a revocable inter vivos trust (or other trust if such transfer associated therewith does not cause income to be recognized pursuant to Section 83 of the Code and if the trust takes subject to the forfeiture provisions of the Restricted Stock), approved by the Company, established in whole or in part by the Holder and/or the Holder’s spouse. So long as the Holder is still an Associate, transfer to such trust shall not violate the provisions of subparagraph (b) above and ownership by such trust shall not invoke any right or obligation of the Company under Section 17, subparagraph (d).

11.	Stock Appreciation Rights. The Committee may approve the grant of Rights related or unrelated to Options to Eligible Persons, subject to the following terms and conditions:

a)	A Stock Appreciation Right may be granted

i)	at any time if unrelated to an Option:

ii)	either at the time of Option grant, or at any time thereafter during the Option term if related to a Nonqualified Stock Option: or

iii)	only at the time of Option grant if related to an Incentive Stock Option.

b)
A Stock Appreciation Right granted in connection with an Option will entitle the Holder of the related Option, upon execution of the Stock Appreciation Right, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 11(d). Such Option will, to the extent surrendered, then cease to be exercisable.

c)
Subject to Section 11(g), a Stock Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times as the Committee in its discretion may determine, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option is exercisable.

d)	Upon the exercise of a Stock Appreciation Right related to an Option, the Holder will be entitled to receive payment of an amount determined by multiplying:

i)
The difference obtained by subtracting the purchase price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right, by

ii)	The number of shares as to which such Stock Appreciation Right has been exercised.

e)
The Committee may grant Stock Appreciation Rights unrelated to Options to Eligible Persons that will be exercisable at such times as the Committee shall determine. Section 11(d) shall be used to determine the amount payable at exercise under such Stock Appreciation Right if Fair Market Value is used, except that Fair Market Value shall not be used if the Committee specifies in the grant of the Right that book value or other measure as deemed appropriate by the Committee is to be used, and the initial share value specified in the award shall be used in lieu of “price of a Common Stock specified in the related Option,” as provided in Section 11(d).

f)
Payment of the amount determined under Section 11(d) or (c) may be made solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively at the sole discretion of the Committee, solely in cash or in a combination of cash and shares as the Committee deems advisable. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

g)
The Committee shall, at the time a Stock Appreciation Right is granted, impose such conditions on the exercise of the Stock Appreciation Right as may be required to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (or any other comparable provisions in effect at the time or times in question). In addition, a Stock Appreciation Right granted under the Plan may provide that it will be exercisable only in the event of a Change-in-Control.

12.
Performance Awards.  The Committee may approve Performance Awards to Eligible Persons. Such awards may be based on Common Stock performance over a period determined in advance by the Committee or any other measures as determined appropriate by the Committee. Payment will be in cash unless replaced by a Stock Payment in full or in part as determined by the Committee.

13.
Stock Payment.  The Committee may approve Stock Payments of Common Stock to Eligible Persons for all or any portion of the compensation (other than base salary) that would otherwise become payable to an employee in cash.

14.
Dividend Equivalents.  A Holder may also be granted at no additional cost “Dividend Equivalents” based on the dividends declared on the Common Stock on record dates during the period between the date an Option is granted and the date such Option is exercised, or such other equivalent period, as determined by the Committee. Such Dividend Equivalents shall be converted to additional shares or cash by such formula as may be determined by the Committee.

Dividend Equivalents shall be computed, as of each dividend record date, both with respect to the number of shares under the Option and with respect to the number of Dividend Equivalent shares previously earned by the Holder (or his or her successor in interest) and not issued during the period prior to the dividend record date.

15.	Adjustment Provisions.

a)
Subject to Section 15(b), if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares provided in Section 3 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Incentive Awards, and (iii) the price for each share or other unit of any other securities subject to the then outstanding Incentive Awards without change in the aggregate purchase price or value as to which Incentive Awards remain exercisable or subject to restrictions.

b)
In addition, upon a Change-in-Control all Options, Stock Appreciation Rights, and Performance Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions on Restricted Stock will immediately cease. The Committee or any agreement of merger or reorganization may offer the Holder the right to exchange such vested Incentive Awards for fully vested and equivalent value awards under a successor plan.

16.	General Provisions.

a)
With respect to any shares of Common Stock issued or transferred under any provision of the Plan such shares may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee may direct; provided that any such conditions must comply with California Corporate Securities Rules 260.140.41 and 260.140.42.

b)
Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Holder any right to continue in the employ of the Company or any of its Subsidiaries or affect the right of the Company to terminate the employment of any Holder at any time and for any reason.

c)
No shares of Common Stock will be issued or transferred pursuant to an Incentive Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules, and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issue of shares pursuant to the grant or exercise of an Incentive Award, the Company may require the Holder to take any reasonable action to meet such requirements.

d)
No Holder (individually or as a member of a group) and no beneficiary or other person claiming under or through such Holder will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the plan or subject to any Incentive Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Holder.

e)	The Company may make such provisions, as it deems appropriate to withhold any taxes, which it determines it is required to withhold in connection with any Incentive or Performance Award.

f)
No Incentive Award and no right under the Plan contingent or otherwise, will be assignable or subject to any encumbrance, pledge (other than a pledge to secure a loan from the Company), or charge of any nature except that, under such rules and regulations as the Company may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Incentive Award in the event of death of a Holder of such Incentive Award. If such beneficiary is the executor or administrator of the estate of the Holder of such Incentive Award, any rights with respect to such Incentive Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the Holder of such Incentive Award or, in the case of intestacy, under the laws relating to intestacy. Except as determined by the Committee, no Incentive Award shall be transferable by any Eligible Person other than by will of the laws of descent and distribution or pursuant to a qualified domestic relations order. In considering transferability of an Incentive Award, the Committee may also consider the registration limitation of SEC Form S-8 and on that basis may in its discretion determine whether to prohibit transferability, permit alternative registration of the Incentive Award, treat the Incentive Award as SEC Rule 144 “restricted stock,” or take such other measures as the Committee deems appropriate.

g)
The Committee may permit a Holder to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold a portion of any Common Stock that otherwise would be issued to him having a value equal to the statutory minimum amount required to be withheld, or by surrendering all or a portion of any Common Stock that he or she previously acquired (and which, in the case of shares of Common Stock acquired from the Company, have been owned by the Holder for more than 6 months on the date of surrender). Such Common Stock shall be valued at its Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning

Common Stock to the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.

h)	All Incentive Awards, to the extent then outstanding, shall become 100% vested in the event of death or total and permanent disability.

17.	Amendment and Termination.

a)
The Board of Directors may, in its discretion, amend, suspend, or terminate the Plan at any time. An amendment of the Plan shall be subject to the approval of the Company’s shareholders to the extent it affects the application of the accelerated vesting provisions herein, Section 15, or to the extent required by applicable laws, regulations and or rules.

b)
The Committee may, with the consent of a Holder, make such modifications in the terms and conditions of the Incentive Award as it deems advisable or cancel the Incentive Award (with or without consideration) with the consent of the Holder.

c)
No amendment, suspension, or termination of the Plan will, without the consent of the Holder, alter, terminate, impair, or adversely affect any right or obligation under any Incentive Award previously granted under the Plan.

d)
In the event a Holder of Restricted Stock ceases to be a Key Associate all such Holder’s Restricted Stock which remains subject to substantial risk of forfeiture at the time his or her employment terminates will be repurchased by the Company at the original price at which such Restricted Stock had been purchased unless the Committee determines otherwise.

e)
In the event a Holder of a Performance Award ceases to be a Key Associate, all such Holder’s Performance Awards will terminate except in the case of retirement, death, or Total and Permanent Disability. The Committee, in its discretion, may authorize full or partial payment of Performance Awards in all cases involving retirement, death, or permanent and total disability.

f)
The Committee may in its sole discretion determine, with respect to an Incentive Award that any Holder who is on unpaid leave of absence for any reason will be considered as still in the employ of the Company, provided that rights to such Incentive Award during an unpaid leave of absence will be limited to the extent to which such right was earned or vested at the commencement of such leave of absence.

18.
Effective Date of Plan and Duration of Plan.  This Plan will become effective upon approval by the shareholders of the Company within twelve (12) months following the date of its adoption by the Board of Directors. Unless previously terminated by the Board of Directors, the Plan will terminate ten (10) years after its approval by the shareholders of the Company.

WOMEN FIRST HEALTHCARE

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

DETACH HERE

X Please mark
votes as in
this example.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. 1. To elect the following persons who are nominees to the Company’s Board of Directors.
2. To approve an amendment to the Women First HealthCare, Inc. 1998 Long-Term Incentive Plan to increase the number of shares of common stock available for issuance thereunder from 2,949,985 to 3,949,985.
FOR AGAINST ABSTAIN [_] [_] [_]

Nominee:	(01) Edward F. Calesa (02) Dennis M. Jones	3.To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002.	[_] [_] [_]

☐ FOR BOTH NOMINEES

☐ WITHHELD FROM BOTH NOMINEES

☐ MARK HERE IF YOU PLAN TO ATTEND THE MEETING

☐ For both nominees except as noted above

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

All other proxies heretofore given by the undersigned to vote shares of stock of the Company, which the undersigned would be entitled to vote if personally present at the annual meeting or any adjournment or postponement thereof, are hereby expressly revoked.

PLEASE DATE THIS PROXY AND SIGN IT EXACTLY AS YOUR NAME OR NAMES APPEAR BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SHARES ARE HELD BY A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SHARES ARE HELD BY A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.

Signature:	Date:	Signature:	Date:

DETACH HERE

PROXY

WOMEN FIRST HEALTHCARE, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2002

The undersigned stockholder of Women First HealthCare, Inc., a Delaware corporation (the “Company”), hereby appoints Edward F. Calesa and Charles M. Caporale, and each of them, as proxies for the undersigned with full power of substitution, to attend the annual meeting of the Company’s stockholders to be held on June 5, 2002 and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

SEE REVERSE                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE                 SEE REVERSE

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